Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.0001, of STG Group, Inc. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: December 3, 2015

By:	/s/ Simon S. Lee
Simon S. Lee

By:	/s/ Julie Lee
Julie Lee

By:	SIMON S. LEE MANAGEMENT TRUST

	By:	/s/ Simon Lee
Name: Simon Lee
Title: Trustee

SIMON S. LEE FAMILY TRUST

	By:	/s/ Julie Lee
Name: Julie Lee
Title: Trustee

AHL DESCENDANTS TRUST

	By:	Julie Lee
Name: Julie Lee
Title: Trustee

JSL DESCENDANTS TRUST

	By:	/s/ Simon Lee
Name: Simon Lee
Title: Trustee

BRIAN LEE FAMILY TRUST

	By:	/s/ Simon Lee
Name: Simon Lee
Title: Trustee